                                                                     Exhibit 3.1

                                CORPORATIONS LAW

                          A COMPANY LIMITED BY SHARES

                                   MEMORANDUM

                                      AND

                            ARTICLES OF ASSOCIATION

                                       OF

                       Securitisation Advisory Services
                                  Pty. Limited

                                  Supplied by
                     Corporate Representatives Pty. Limited
                                     Sydney

                               Corporations Law
                          A Company Limited by Shares

                           MEMORANDUM OF ASSOCIATION

                                       OF

                 Securitisation Advisory Services Pty. Limited

1.    The name of the Company is "Securitisation Advisory Services Pty.
      Limited".

2.    The Liability of the members is limited.

3. The capital of the Company is one million dollars ($1,000,000) divided into one million (1,000,000) shares of one dollar ($1) each with power to increase or reduce such capital. Such shares and any other shares of which the capital of the company may from time to time consist may be divided into different classes and may bear such preference, guarantee, privileges and rights and be subject to such disabilities between themselves as shall be determined by or in conformity with the contracts and articles of the company existing from time to time.

4. The full names, addresses and occupations of the subscribers hereto and the number of shares they respectively agree to take are:

      NAME, ADDRESS AND OCCUPATION.         NUMBER OF SHARES.

      John Charles Andrews
      74 Kambora Avenue,                    One (1)
      Davidson, N.S.W. 2085                 Redeemable Preference Share
      Accountant

      Colin Marcus Andrews
      21/24 Rangers Road,                   One (1)
      Neutral Bay, N.S.W. 2089              Redeemable Preference Share
      Accountant

The subscribers are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set out opposite our respective names in the last preceding paragraph hereof.

--------------------------------------------------------------------------------
Subscribers' Signatures                       Witness' Signature
                                              Full Name and
                                              Address

--------------------------------------------------------------------------------

/s/ John Charles Andrews                      /s/ Jacqueline Andrews
-------------------------------               ---------------------------------
John Charles Andrews                          Jacqueline Andrews
                                              74 Kambora Avenue,
                                              Davidson, N.S.W. 2085


/s/ Colin Marcus Andrews                      Witness to both
-------------------------------               signatures
Colin Marcus Andrews


--------------------------------------------------------------------------------
Dated 7th April, 1994

                            ARTICLES OF ASSOCIATION

INDEX                                                                  ARTICLES

PRELIMINARY CLAUSES                                                      1-2

PROPRIETARY COMPANY                                                      3

SHARES                                                                   4-7

TRANSFER OF SHARES AND RESTRICTIONS THEREON                              8-11

ALTERATION OF CAPITAL                                                    12-13

BORROWING POWERS                                                         14-17

GENERAL MEETINGS                                                         18-24

APPOINTMENT, SHARE QUALIFICATION AND
 RENUMERATION OF DIRECTORS                                               25-29

THE DISQUALIFICATION OF DIRECTORS                                        30-31

PROCEEDINGS OF DIRECTORS                                                 32-39

THE SEAL                                                                 40

CHEQUES, BILLS OF EXCHANGE ETC                                           41

POWERS OF DIRECTORS                                                      42

LOCAL MANAGEMENT                                                         43

THE SECRETARY                                                            44

RESERVES                                                                 45

ACCOUNTS                                                                 46

DIVIDENDS                                                                47-51

CAPITALISATION OF PROFITS                                                52

NOTICES                                                                  53-57

WINDING UP                                                               58

INDEMNITY                                                                59

SECRECY                                                                  60

                               SPECIAL RESOLUTION

That the Articles of Association of the Company be altered by inserting the following new Article 2A:-

      "2A Notwithstanding anything herein contained, the following Articles shall apply to the Company in lieu of Articles 1, 2 and 3 to 98 during any period when Commonwealth Bank of Australia is the sole member of the Company:-

                              PRELIMINARY CLAUSES

1.    In these Articles where the context admits:-

      (a) "these Articles" means these Articles as altered or added to from time to time.

      (b) "Law" means the Corporations Law, as amended or re-enacted from time to time, and a reference in these Articles to a provision of the Corporations Law shall be read as a reference to the provision as amended or re-enacted from time to time.

      (c)   "CBA" means Commonwealth Bank of Australia.

      (d)   "the Company" means Securitisation Advisory Services Pty. Limited

      (e)   "Director" includes an Alternate Director.

      (f) "The Directors" or "the Board" means the whole or any number (not being less than a quorum) of the Directors present at a duly convened meeting of Directors.

      (g)   "Member" means a person who is registered as such in the Register.

      (h)   "Month" means calendar month.

      (i) "Office" means the registered office for the time being of the Company.

      (j) "Person" and words importing persons include partnerships, associations, corporations and companies.

      (k) "Register" means the Register or Registers of Members kept pursuant to the Corporations Law.

      (l) "Seal" includes the Common Seal of the Company and (where permitted by the Corporations Law) the Official Seal or Duplicate Seal.

      (m) "Secretary" or "the Secretary" means any Secretary of the Company (if more than one is appointed) and includes any person appointed by the Board to perform all or any of the duties of Secretary.

      (n)   "Year" means calendar year.

      (o) "In writing" or "written" includes printing, lithography and other means of representation or reproducing words in a visible form.

      (p) Words importing the singular number include the plural number and vice versa.

      (q)   Words importing any gender include all other genders.

      (r) Any words or expressions defined in the Corporations Law shall bear the same meaning in these Articles unless the contrary intention appears or such word or expression is otherwise defined herein.

2. The regulations contained in Table A in Schedule 1 to the Corporations Law shall not apply to the Company.

                              PROPRIETARY COMPANY

3.    The Company is a proprietary company and accordingly:-

      (a) the number of members for the time being of the Company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were, while in that employment and have continued after the determination of that employment to be, members of the Company) is not to exceed fifty.

      (b) any invitation to the public to subscribe for, and any offer to the public to accept subscriptions for any shares or debentures debenture stock bonds or any other securities of the Company whether constituting a charge on the assets of the Company or not is hereby prohibited.

      (c) any invitation to the public to deposit money with, and any offer to the public to accept deposits of money with, the Company for fixed periods or payable at call whether bearing or not bearing interest is hereby prohibited.

      (d)   the right to transfer shares is restricted as hereinafter provided.

                                     SHARES

4. The shares including any new shares on an increase of capital shall be under the control of the Directors who subject to the provisions of these Articles and the Corporations Law may allot or otherwise dispose of the same to such persons, at such times, and on such terms and conditions and either at a premium or otherwise as they think fit, with full power at any time to give the call, at par or at a premium, on shares in the Company's capital and in such cases and on such terms and conditions and in such manner as they think fit, but no shares will be issued to transfer a controlling interest in the Company without the prior approval of the members in general meeting.

5. The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not except as ordered by a Court of competent jurisdiction or as by Statute required be bound to recognise any equitable or other claim to or interest in such share on the part of any other person.

6. Every person whose name is entered as a member in the Register shall be entitled without payment to one certificate for all his shares. Every such certificate shall be in such form consistent with Section 1087 of the Corporations Law as the Directors may prescribe and shall be sealed, signed and countersigned in the manner allowed by Article 40 hereof. Every such certificate shall specify the number of shares in respect of which it is issued.

7. Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payments or empowers any Government or Taxing Authority or Government Official to require the Company to make any payment in respect of any shares registered in any of the Company's registers which are held either jointly or solely by any member or in respect of any interest, dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to such member by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any member and whether in consequence of:-

            (a)   the non-payment of any income tax or other tax by such member;
                  or

            (b) any assessment of income tax against the Company in respect of interest or dividends paid or payable to such member; or

            (c)   any other act or thing;

      the Company in every such case:-

      (i)   shall be fully indemnified from all liability by such member; and

      (ii) shall have a right of set-off against all dividends, bonuses and other moneys payable in respect of the shares registered in any of the Company's registers as held either jointly or solely by such member for all moneys paid or payable by the Company in respect of the same shares or in respect of any dividend, bonus or other money as aforesaid thereon or for or on account or in respect of such member under or in consequence of any such law together with interest thereon at the rate and for the period aforesaid and may deduct or set-off against any such dividend, bonus or other moneys payable as aforesaid any moneys paid or payable by the Company as aforesaid together with interest as aforesaid; and

      (iii) may recover as a debt due from such member any moneys paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividend, bonus or other moneys as aforesaid then due or payable by the Company to such member.

                   TRANSFER OF SHARES AND RESTRICTIONS THEREON

8. No transfer shall be registered unless a proper instrument of transfer duly stamped (if necessary) is delivered to the Company. The instrument of transfer of any shares in the Company shall be signed by or on behalf of the transferor and the transferee and the transferor shall be deemed to remain the holder of such shares until the name of the transferee is entered in the Register in respect thereof.

9. The instrument of transfer of any shares shall be in writing in the usual or common form or in such other form as the Board may approve.

10. The Directors may in their absolute discretion refuse to register any transfer of a share without assigning any reason or grounds therefore.

11. Every instrument of transfer shall be left at the office for registration accompanied by the certificate for the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor or his right to transfer the shares, the due execution of the transfer and the due compliance with all relevant statutes relating to stamp duty. All instruments of transfer which are registered shall be retained by the Company but any instrument of transfer which the Directors may decline to register shall on demand be returned to the person depositing the same.

                             ALTERATION OF CAPITAL

12.   The Company may from time to time by resolution:

      (a) Increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe.

      (b) Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares.

      (c) Subdivide its shares or any of them into shares of smaller amount than is fixed by the Memorandum; so however that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived.

      (d) Cancel shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled.

13. The Company may reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised and consent required by law. Except as allowed by
      Section 191 of the Corporations Law, any such reduction shall only be made by special resolution.

                                BORROWING POWERS

14. Subject as hereinafter provided and to any statutory or other legal requirements, the Directors may from time to time at their discretion borrow, raise or secure the payment of any sum or sums of money for the purposes of the Company.

15. The Directors may secure the repayment of such sum or sums of money in such manner and upon such terms and conditions in all respects as they think fit and in particular by the issue of bonds, perpetual or redeemable, debentures or debenture stock or any mortgage, charge or other security on the undertaking or the whole or any part of the property of the Company (both present and future) including its uncalled capital for the time being.

16. Debentures, debenture stock, bonds or other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued or the holder for the time being. Any debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender and drawings.

17. Where any uncalled capital of the Company is charged all persons taking any subsequent charge thereon shall take the same subject to such prior charge and shall not be entitled by notice to members or otherwise to obtain priority over such prior charge.

                                GENERAL MEETINGS

18. An annual general meeting of the Company shall be held in accordance with the provisions of the Corporations Law.

19. Subject to the provisions of Section 246 of the Corporations Law, the Directors may convene a general meeting whenever they shall think fit and may determine the time and place of any general meeting which they convene.

20. All general meetings other than the annual general meeting shall be called extraordinary general meetings.

21. Subject to the provisions of the Corporations Law relating to special resolutions and agreements for shorter notice, fourteen days' notice at the least specifying the place, the day and the hour of meeting and in the case of special business the general nature of that business shall be given to the members.

22. All business shall be special that is transacted at an extraordinary general meeting and also all that is transacted at an annual general meeting with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the report of the Directors and auditors and the appointment and fixing of the remuneration of the auditors.

23. CBA may, by resolution of its Board of Directors, authorise a specified person to act as CBA's representative at any general meeting of the Company.

24. A minute signed by a representative of CBA authorised pursuant to Article 23 stating that any act, matter or thing, or any ordinary or special resolution, required by the Law or by the Memorandum and Articles of the Company, to be made, performed, or passed by or at a general meeting of the Company has been made, performed, or passed, that act, matter or thing or resolution shall, for all purposes, be deemed to have been duly made, performed or passed by or at a general meeting of the Company."

                      APPOINTMENT, SHARE QUALIFICATION AND
                            REMUNERATION OF DIRECTORS

25. The number of Directors shall unless the Company in general meeting otherwise resolves be not less than two (2).

26.   (a)   CBA at all times and from time to time shall have the right to appoint the Directors of the Company and to nominate therefrom the Chairman of the Board of Directors. Subject to the right of removal under Article 26(b), any such appointment or nomination may be made for such term or terms as CBA thinks fit. Notice in writing to the Company signed by the Managing Director or Executive Director of CBA or signed by any other person acting under the authority of the Managing Director, whether express or implied, shall be conclusive evidence of the appointment of Directors or nomination of the Chairman of the Board of Directors and, where appropriate, of the term or terms of such appointment or nomination.

      (b) CBA may at any time and from time to time by similar notice remove any Director and upon such removal or upon vacation of office of any Director appointed by it appoint in the manner aforesaid another Director in the place of the Director so removed or whose office is vacated.

      (c) Each Director appointed as aforesaid shall remain in office until removed or until his office is vacated under Article 30 whichever first happens.

27.   A Director shall not be required to have any share qualification.

28. The continuing Directors may act notwithstanding any vacancy in their body unless the number of Directors falls below two (2).

29.   (a)   A Director shall be entitled to such remuneration, if any, from the
            Company for his service as director as the Company in general meeting may from time to time determine. Any such remuneration shall be deemed to accrue from day to day. In addition, the Company shall pay all expenses properly incurred by the Directors in connection with the business of the Company.

      (b) A Director may hold any other office or place of profit (except that of auditor) under the Company in conjunction with the office of director and on such terms as to remuneration and otherwise as the Company in general meeting may from time to time determine.

                        THE DISQUALIFICATION OF DIRECTORS

30.   The office of a Director shall ipso facto be vacated if he:-

      (a) becomes bankrupt or suspends payment or compounds with his creditors generally; or

      (b) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health; or

      (c)   by notice in writing to the Company resigns his office; or

      (d) becomes prohibited from being a Director by reason of any order made under the Corporations Law or ceases to be a Director by virtue of the Corporations Law; or

      (e)   dies or is removed from office by CBA.

31.   (a)   No Director shall be disqualified by his office from holding any office or place of profit under any company in which the Company and/or CBA shall be a shareholder or otherwise interested or from contracting with the Company either as vendor, purchaser, adviser, consultant or otherwise nor shall any such contract or any contract, transaction or arrangement entered into by or on behalf of the Company in which any Director shall be in any way directly or indirectly interested be avoided nor shall any Director be liable to account to the Company for any profit arising from such office or place of profit or realised by any such contract, transaction or arrangement by reason only of such Director holding that office or place of profit or of the fiduciary relations thereby established but the nature of his interest must be declared by him at the meeting of the Directors at which the contract, transaction or arrangement is first taken into consideration if to his knowledge his interest then exists or in any other case at the first meeting of the Directors after the acquisition of his interest and the relevant facts have come to his knowledge. If a Director becomes interested in a contract, transaction or arrangement after it is made or entered into the declaration of his interest shall after the relevant facts have come to his knowledge be made at the first meeting of the Directors held alter he becomes so interested.

      (b) A Director may as a Director vote in respect of any contract, transaction or arrangement in which he is in any way interested and if be does so his vote shall be counted and be deemed to be as valid for all purposes both at law and in equity as it would have been if he had not been interested therein and such a Director may also exercise all the authorities and powers of a Director under Article 40 in respect of the execution, signing and countersigning of any deed or instrument or document constituting or in any way relating to or affecting any contract, transaction or arrangement. A general notice to the Directors by a Director to the effect that he holds a certain office or position in, or is an officer, a member, a director or an employee of any specified company, corporation or firm (including CBA, Commonwealth Development Bank of Australia or Commonwealth Savings Bank of Australia) and is to be regarded as interested in any contract, transaction or arrangement which may after the date of the notice be made with that company, corporation or firm shall be deemed to be a sufficient declaration of interest under this Article in relation to any contract, transaction or arrangement so made or entered into but no such notice shall be of effect unless either it is given at a meeting of the Directors or the Director takes reasonable steps to ensure that it is brought up and read at the next meeting of the Directors after it is given.

                            PROCEEDINGS OF DIRECTORS

32.   (a)   The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings and proceedings as they think fit. Unless the directors determine otherwise two
            Directors shall be a quorum. A Director interested is to be counted in a quorum notwithstanding his interest.

      (b) Without limiting the discretion of the Directors to regulate their meetings, the Directors may, if they think fit, confer by radio, telephone, close circuit television or other electronic means of audio or audio-visual communication and a resolution passed by such a conference shall, notwithstanding that the Directors are not present together in one place at the time of the conference, be deemed to have been passed at a meeting of the Directors held on the day on which and at the time at which the conference was held. The provisions of these regulations regulating the proceedings of Directors apply so far as they are capable of application and mutatis mutandis to such conferences.

33. A Director may at any time and the Secretary upon the request of a Director shall convene a meeting of the Directors.

34. Except in respect of the following matters which shall require a unanimous vote of all Directors present at such meeting:-

      (a)   increases in the authorised or issued capital of the Company;

      (b)   variations in the proportion of capital held by any member;

      (c)   the admission of new members;

      (d)   declaration of dividends;

      (e)   such other matters as specified by a general meeting,

      all questions arising at any meeting shall be decided by a majority of votes and in the case of an equality of votes the Chairman shall have a second or casting vote.

35. CBA at all times and from time to time shall have the right by notice in writing to the Company signed in the manner provided for in Article 26 to appoint any person to act as an Alternate Director in the place of any Director named in that notice at all or any times or time when that last mentioned Director is for any reason unable to attend or act personally and at the discretion of CBA in the manner aforesaid to suspend or remove any such Alternate Director and on such appointment being made the Alternate Director shall (except is hereinafter provided) be subject in all respects to the terms and conditions existing with reference to the appointment of the Director of the Company whom he is appointed to represent and each Alternate Director whilst acting in the place of the Director whom he is appointed to represent shall observe and discharge all the duties of such Director. Every person acting as an Alternate Director shall be responsible to the Company for his own acts and defaults (if any) and shall not be deemed to be the agent of the Director in whose place he was appointed to act as Alternate Director. The presence of an Alternate Director at a meeting of Directors or committee of the Directors duly appointed pursuant to these Articles and the absence from such meeting of the Director in whose place the Alternate Director was appointed to act shall be conclusive evidence that such last mentioned Alternate Director is entitled to attend and act at such meeting. An Alternate Director shall not be entitled as such to receive any remuneration from the Company but may be paid all expenses properly incurred by him in connection with the business of the Company. An Alternate Director shall ipso facto vacate office if and when the office of the Director in whose place he is appointed to act as an Alternate Director is vacated.

36. There shall be a Chairman of the Board of Directors nominated by CBA and such Chairman shall continue in office until another shall be nominated as aforesaid. The Chairman shall preside at each meeting of Directors and in the case of his absence or refusal or incapacity to act then the Board shall appoint one of the Directors present to be Chairman of such meeting.

37. The Directors acting unanimously may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed on it by the Directors.

38. A resolution in writing signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. Any such resolution may consist of several documents in like form each signed by one or more Directors. Provided that for the purpose of this Article an Alternate Director appointed pursuant to Article 35 and who would, if the resolution were passed at a meeting of the Directors, be entitled to attend and act at that meeting shall be deemed to be the Director in whose place be has been nominated as the Alternate.

39. The Board shall cause minutes to be duly entered in books provided for the purpose:

      (a) of the names of the Directors present at each meeting of the Directors and of any committee of Directors and of all declarations made by Directors in accordance with the provisions of Section 231 of the Corporations Law;

      (b)   of all decisions made by the Directors and committees thereof;

      (c) of all notices of appointment and removal or suspension given pursuant to Articles 26 and 35;

      (d)   of all disclosures of interest under Article 31;

      (e) of all resolutions and proceedings of general meetings and of meetings of the Directors and committees including any resolution pursuant to Article 38;

      and any such minutes of any meeting of the Board or of any committee shall be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting and if purporting to be so signed shall be receivable as prima facie evidence of the matters stated in such minutes.

                                    THE SEAL

40.   (a)   The Directors shall provide for the safe custody of the Common Seal of the Company and of any seal authorised by Sections 182(10) and 1088 of the Corporations Law. The affixing of the Common Seal and any seal authorised by Sections 182(10) and 1088 of the Corporations
            Law shall be attested by one Director at least and countersigned by the Secretary or some other person appointed by the Directors and such attestation shall be sufficient evidence of the authority to affix the Common Seal or any such other seal.

      (b) The company is authorised to have the seals as provided by Sections 182(10) and 1088 of the Corporations Law.

                         CHEQUES, BILLS OF EXCHANGE ETC

41. The Directors may from time to time make such arrangements as they think fit for the acceptance, drawing, signing or endorsing of cheques, bills of exchange, drafts, promissory notes and other negotiable or transferable instruments in the name or on behalf of the company and for any of the purposes of this Article may delegate the appropriate authority to any person or persons whether employed by the Company or not.

                               POWERS OF DIRECTORS

42.   (a)   The management of the business of the Company shall be vested in the
            Directors who may exercise all such powers and do all such acts and things as the Company is authorised to exercise and do and as are not hereby or by Statute directed or required to be exercised or done by the Company in general meeting but subject nevertheless to the provisions of the Corporations Law and of these Articles and to any regulations not being inconsistent with these Articles from time to time made by the Company in general meeting PROVIDED THAT no such regulation shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made.

      (b) In managing the business and exercising the powers of the Company the Directors shall observe and act in accordance with the directions of CBA not inconsistent with the Corporations Law or these Articles given to the Directors from time to time.

      (c) The Directors may from time to time by power of attorney appoint any corporation, firm or person or body of persons (whether nominated directly or indirectly by the Directors) to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney or attorneys as the Directors may think fit and may also authorise any such attorney or attorneys to delegate all or any of the powers, authorities and discretions vested in him or them.

                                LOCAL MANAGEMENT

43.   (a)   The directors may from time to time provide for the management and transaction of the affairs of the Company in any specified locality in such manner as they think fit and the following clause of this Article shall be without prejudice to the general powers conferred by this paragraph.

      (b) The Directors from time to time and at any time may establish any local boards, agencies or committees for managing any of the affairs of the Company in any such specified locality and may appoint any person to be the President or Deputy President or a member of such local board, agency or committee and may appoint any managers or agents thereof and may fix their remuneration. The Directors from time to time and at any time may delegate to any person so appointed any of the powers, authorities and discretions for the time being vested in the Directors including the power to affix the Official Seal as referred to in Article 40 with power to sub-delegate and may authorise the members for the time being of any local board or any of them to act notwithstanding vacancies; and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation.

                                  THE SECRETARY

44. A Secretary shall hold office upon such terms and conditions as to remuneration or otherwise as the Directors may think fit and any Secretary may be removed from office by the Directors. The Directors may at any time appoint a temporary substitute for any Secretary and such substitute shall for the purpose of these Articles be deemed to be a Secretary.

                                    RESERVES

45. The Directors before declaring any dividend but subject to the approval of CBA and any statutory or other legal requirements, may set aside out of the profits of the Company such sums as they think proper as a reserve to meet contingencies or for such other purpose as they shall in their absolute discretion think conducive to the interests of the Company, and may invest the several sums so set aside upon such investments (other than shares of the Company) as they may think fit, and may from time to time deal with and vary such investments and dispose of all or any part thereof for the benefit of the Company, and may divide the reserve into such parts as they think fit and employ the reserve or any part thereof in the business of the Company, and may also without placing the same to reserve carry forward any profits which they think prudent not to divide.

                                    ACCOUNTS

46. The Directors shall cause proper accounting and other records to be kept and shall distribute copies of balance sheets as required by the Corporations Law and from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting and other records of the company or any of them shall be open to the inspection of members not being Directors and no member not being a Director shall have any right of inspecting any account or book or paper of the Company except as conferred by Statute or authorized by the Directors or by the Company in general meeting.

                                    DIVIDENDS

47. Subject to the provisions of Article 45 as to reserves, the conditions attached to the issue of any shares and any statutory or other legal requirements, the profits of the Company shall be divisible amongst the members in proportion to the shares held by them respectively.

48. Subject to the approval of CBA and any statutory or other legal requirements, the Directors may declare dividends out of the profits of the Company and may also by unanimous vote from time to time pay to the members such interim dividends as in their judgment the position of the Company justifies.

49. Dividends shall only be paid in accordance with Section 50 of the Life Insurance Act 1945 (or any statutory modification, amendment or re-enactment thereof), to the extent applicable.

50. No dividend shall be payable except out of the profits of the Company and no dividend shall carry interest as against the company. The declaration of the Directors as to the amount of the net profits of the Company shall be conclusive.

51. Any dividend may be paid by cheque or warrant delivered to or sent through the post to the registered address of the member.

                            CAPITALISATION OF PROFITS

52.   (a)   Subject to the provisions of Article 49, the Directors may resolve that any dividend be paid wholly or in part by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of the Company or by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more such ways.

      (b) Any general meeting may on the recommendation of the Directors but subject to any statutory or other legal requirements resolve that any part of the undivided profits of the Company standing to the credit of the reserve or arising from the revaluation of assets not acquired for the purposes of resale at a profit or otherwise in the hands of the Company and available for dividend be capitalised and distributed amongst such of the members as would be entitled to receive the same if distributed by way of dividend and in the same proportions on the footing that they become entitled thereto as capital and that all or any part of such capitalised fund be applied in paying up in full any unissued shares or debentures or debenture stock of the Company which shall be issued or distributed accordingly and that such issue, distribution or payment shall be accepted by such members in full satisfaction of their interest in the said capitalised sum.

      (c) Any general meeting may on the recommendation of the Directors but subject to any statutory or other legal requirements resolve that any surplus moneys arising from the realisation of any capital assets of the Company or any investments representing the same or any other undistributed profits of the Company be distributed amongst such of the members as would be entitled to receive the same if distributed by way of dividend and in the same proportions on the footing that they receive the same as capital.

      (d) For the purpose of giving effect to any resolution under the three last preceding paragraphs the Directors may settle any difficulty which may arise in regard to the distribution as they think expedient and in particular may issue fractional certificates and may fix the value for distribution of any specific assets and may determine that cash payments shall be made to any members upon the footing of the value so fixed or that fractions of less value than one dollar may be disregarded in order to adjust the rights of all members and may allot shares representing fractions or vest any such cash or specific assets in trustees upon such trusts for the members entitled to the dividend or capitalised fund as may seem expedient to the Directors.

                                     NOTICES

53. Any notice or document (including a share certificate) may be served by the Company upon any member either personally or by sending it through the post in a prepaid letter, envelope or wrapper addressed to such member at his registered address or usual business address.

54. Any notice sent by post shall be deemed to have been served on the second day following that on which the letter, envelope or wrapper containing the same was posted and in proving such service it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed, stamped and posted. A certificate in writing signed by any Manager, Secretary or other officer of the Company that the letter, envelope or wrapper containing the notice was so addressed, stamped and posted shall be conclusive evidence thereof.

55. Every person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which previously to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

56. The signature to any notice to be given by the Company may be written or printed.

57. Where a given number of days' notice or notice extending over any other period is required to be given the day on which the notice is deemed to be served and in case of a notice convening a meeting also the day on which the meeting is to be held shall be excluded from the number of days or other period.

                                   WINDING UP

58. If the Company is wound up the liquidator may, with the sanction of a special resolution of the Company and subject to any statutory and other legal requirements, divide amongst the members in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and may for that purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members. The liquidator may, with the like sanction and subject to the same requirements, vest the whole or any part of any such assets in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

                                    INDEMNITY

59. Every Director, agent, auditor, Secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as such Director, agent, auditor, Secretary or other officer in defending any proceedings whether civil or criminal in which judgment is given in his favour or in which he is acquitted or in connection with any application under the Corporations Law in which relief is granted to him by the Court in respect of any negligence, default, breach of duty or breach of trust.